UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2014

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)
1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously anticipated in the disclosures contained in the Current Report on Form 8-K of Forest Oil Corporation (the “Company”) filed on October 28, 2014 (the “Previous 8-K”), on November 5, 2014, the New York Stock Exchange (“NYSE”) notified the Company’s outside legal counsel that that the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on NYSE under Rule 802.01C of the NYSE Listed Company Manual. The Company was unaware of the notice until December 4, 2014.

Under NYSE rules, the Company has six months following receipt of the notification on November 5, 2014 to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month or on the last day of the cure period.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on NYSE under the symbol “FST”, nor does it have any impact on the Company’s credit facility or other debt instruments. The Company intends to actively monitor the closing bid price for its common stock and will consider available options to resolve the deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

If the common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing Forest from accessing the public capital markets; and (iv) impairing Forest’s ability to provide equity incentives to its employees.

As disclosed in the Previous 8-K, if the previously announced combination transaction contemplated by the Amended and Restated Merger Agreement, dated July 9, 2014, among the Company, Sabine Investor Holdings LLC, Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC and FR XI Onshore AIV, LLC (the “Combination”) is completed, the Company intends to seek approval of an amendment to the Company’s certificate of incorporation to cause a reverse stock split of the Company’s common shares. The exact ratio of the reverse stock split will be determined at the time the split is implemented.   The purpose of the reverse stock split is to allow the combined company to meet the minimum price requirements under the NYSE listing standards.

The Company intends to seek shareholder approval for the reverse stock split concurrently with, and the reverse stock split would occur concurrently with, the reincorporation merger described in Forest’s definitive proxy statement dated October 20, 2014. If the Combination is completed and the reverse stock split is not approved, or the minimum public market value or other listing requirements are not met, the NYSE is expected to delist the Company’s common stock following the Combination.

As required under NYSE rules, the Company issued a press release on December 9, 2014, announcing that it had received the notice of noncompliance. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description

	99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	December 9, 2014	By	/s/ Richard W. Schelin
Richard W. Schelin
Vice President, General Counsel
and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Press Release.